UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2012

NOVELIS INC.

(Exact name of Registrant as specified in its charter)

Canada	001-32312	98-0442987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3560 Lenox Road, Suite 2000, Atlanta, GA		30326
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (404) 760-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2012, Thomas Walpole assumed the role of Senior Vice President of Novelis Inc. (the “Company”) and President, Novelis North America. The Company expects Mr. Walpole to be formally appointed to this role at the next meeting of the Company’s Board of Directors. Mr. Walpole previously served as the Company’s Senior Vice President, Global Manufacturing Excellence, and President, Novelis Asia since April 2011 and as Senior Vice President and President, Novelis Asia since June 2009. Mr. Walpole served as the Company’s Vice President and General Manager, Can Products Business Unit from January 2005 until February 2006. Mr. Walpole joined Alcan in 1979 and has held various senior management roles. Mr. Walpole held international positions within Alcan in Europe and Asia until 2004. He began as Vice President, Sales, Marketing & Business Development for Alcan Taihan Aluminum Ltd. and most recently was President of the Litho/Can and Painted Products business for the European region. Mr. Walpole is 57 years old.

Mr. Walpole succeeds Jean-Marc Germain, the Company’s previous Senior Vice President and President of Novelis North America, who departed the Company to pursue other opportunities on February 9, 2012. Under the terms of his Severance Agreement, Mr. Germain will not receive compensation in connection with his departure. The terms of Mr. Germain’s Severance Agreement are described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 26, 2011.

Mr. Walpole has not entered into an Employment Agreement with the Company in connection with his new role.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release, dated February 10, 2012 (furnished to the Commission as part of this Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.

Date: February 15, 2012	By:	/s/ Leslie J. Parrette, Jr.
Leslie J. Parrette, Jr.
General Counsel, Corporate Secretary and Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated February 10, 2012 (furnished to the Commission as part of this Form 8-K).